Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179224) of Chatham Lodging Trust of our report dated March 14, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the 2012 Annual Report on Form 10-K for the year ended December 31, 2012. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179224) of our report dated March 14, 2013 relating to the financial statements of Ink Acquisition, LLC and Affiliates, which appears in Chatham Lodging Trust's 2012 Annual Report on Form 10-K for the year ended December 31, 2012. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-179224) and Form S-8 (No. 333-166258) of Chatham Lodging Trust of our report dated June 11, 2013 relating to the financial statements of Continental/Rockbridge North Shore Hotel, L.P. d/b/a/ Hyatt Place Pittsburgh North Shore Hotel, which appears in Chatham Lodging Trust's Current Report on Form 8-K dated June 12, 2013.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 11, 2013